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                                                                    Exhibit 23.3

                                                              Thomson Financial
                                                               Securities Data



     We hereby consent to the inclusion in Amendment No. 1 to the Registration Statement (No. 333-90677) of The Goldman Sachs Group, Inc. of the information we provided for use in the prospectus contained in such Amendment No. 1, and to the references to our name in such Amendment No. 1, including under the caption "Experts".


     Thomson Financial Securities Data,
     A division of Thomson Information Services


     /s/ Kenneth J. Seng
     -----------------------------
     Kenneth J. Seng
     Director, Account Management & Client Training

     December 6, 1999